Exhibit 99.2

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. THE RISKS AND UNCERTAINTIES WE DESCRIBE BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO BECOME IMPORTANT FACTORS THAT AFFECT OUR COMPANY. IF ANY OF THESE RISKS OR UNCERTAINTIES OCCUR, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

OUR CONTINUING DECLINE IN REVENUES AND OUR NET AND OPERATING LOSSES ARE SIGNIFICANT AND COULD HAVE AN ADVERSE IMPACT ON OUR STOCK PRICE.

Our revenues for the years ended December 31, 2002, 2003 and 2004, were $18,383,810, $ 17,296,508, $8,304,550 and $10,059,839, respectively. Our net loss for 2002, 2003 and 2004 was $11,500,693, $3,278,463 and $5,632,140, respectively. Our new product development efforts will also lead to increased expenditures which will increase the amount of our losses. Failure to achieve significant sales of our new products in the future and continued losses will reduce our shareholder’s equity, could adversely impact the continued listing of our stock on the NASDAQ SmallCap Market, and could have a significant adverse impact on our stock price.

OUR CASH REQUIREMENTS ARE SIGNIFICANT AND IF WE DO NOT GENERATE SUFFICIENT FUNDS FROM OPERATIONS OR OBTAIN ADDITIONAL FINANCING WE MAY BE UNABLE TO CONTINUE OUR PRESENT PRODUCT DEVELOPMENT ACTIVITIES.

Our cash requirements have been and will continue to be significant. Our cash used in operating activities for the years ended December 31, 2002 and 2003 and for the nine months ended September 30, 2004 was $4,371,112, $5,595,719 and $4,527,779, respectively. These negative cash flows are primarily related to losses from discontinued operations, recent operating losses and fluctuations in working capital items.

We will continue to use cash in 2005 for 1) product research and development efforts, including BioSentry, X-ray Microscope and X-ray Nano Probe developments, and to acquire or license products, technologies or businesses; 2) corporate costs, primarily related to the cost of being a public company; 3) preferred stock dividends; and 4) other working capital needs. We completed a $4 million financing in February, 2005 and deferred approximately $3.8 million in redemption obligations under our outstanding Convertible Preferred Stock, but we may require additional financing to complete or accelerate the development of some of our high value emerging new products and for working capital requirements and Preferred Stock redemptions in 2006 or beyond. Under the original terms of the Convertible Preferred Stock, we were obligated to make redemption payments of $238,000 per month on the outstanding Series E-H Convertible Preferred Stock, except to the extent the Preferred Stock had been converted to Common Stock. In February, 2005, we entered into an agreement with the holder of the Preferred Stock to defer the payment of the remaining 12 monthly redemption payments (totaling $1 million) under the Series E Preferred Stock until July, 2006 and to defer the payment of the next 18 monthly redemption payments (totaling $2.8 million) under the Series F-H Preferred Stock until February, 2007. In addition to the $2.8 million in redemption payments under the Series F-H Preferred Stock due in February, 2007, an additional $4.25 million of the outstanding stated amount of the Series F-H Preferred Stock is due in February, 2007 in cash, except to the extent that the Preferred Stock has been converted into Common Stock. There can be no assurance that additional financing will be available when needed, or if available, will be done on favorable terms, or that our share price will be at a level such that the Preferred Stock is converted to Common Stock.

YOU WILL EXPERIENCE ADDITIONAL DILUTION IF THE COMPANY DOES NOT REALIZE SIGNIFICANT REVENUES FROM ITS NEW PRODUCTS IN 2005 AND 2006.

We intend to continue to invest significant funds in our three new product development programs. If these new products do not result in significant commercial sales in 2005 and 2006, we will need to raise additional funds in order to continue our product development activities. In such event, we would expect to seek to raise such capital through the sale of our equity securities, and, as a result, shareholders can expect to experience significant further dilution.

THE FAILURE TO MAINTAIN SHAREHOLDERS’ EQUITY ABOVE $2.5 MILLION OR TO SUSTAIN A MINIMUM SHARE PRICE OF $1.00 PER SHARE COULD RESULT IN DELISTING OF OUR SHARES ON THE NASDAQ STOCK MARKET.

As of December 31, 2004, our shareholders’ equity was $5,101,925. In order to retain our listing on the NASDAQ SmallCap Market, we are required to maintain no less than $2.5 million in stockholders’ equity. In February, 2005, we completed a $4 million private placement of our Common Stock and Warrants. Although our shareholders’ equity is currently well in excess of the $2.5 million minimum requirement to maintain our listing, continued losses without increases in equity could cause us to fall below this NASDAQ requirement, which would require us to come into compliance or face delisting. In order to maintain our listing on the NASDAQ SmallCap Market, we must also maintain a minimum bid price of $1.00 per share for at least 30 consecutive trading days. If the bid price falls below the $1.00 minimum for more than 30 trading days, we will have 180 days to satisfy the $1.00 minimum bid price for a period of at least 10 trading days. Our stock traded below this $1.00 minimum in the March-May, 2003 timeframe. The failure to maintain our listing on the NASDAQ SmallCap Market would have an adverse effect on our stock price.

OUR OUTSTANDING PREFERRED STOCK HAS A LIQUIDATION PREFERENCE OF $8,850,000, WHICH IS EXCESS OF OUR TOTAL STOCKHOLDERS’ EQUITY.

Our currently outstanding Convertible Preferred Stock has a total stated value of $8,850,000. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Series E-H Preferred Stock are entitled to receive, before any payment or distribution shall be made on the Common Stock out of the assets of the Corporation available for distribution to the stockholders, the Stated Value per share of Series E-H Preferred Stock then outstanding and all accrued and unpaid dividends. In the event of a liquidation of the Corporation, holders of Common Stock may lose their entire investment.

THE CONVERTIBLE NOTE AND PREFERRED STOCK ISSUED TO LAURUS CONTAIN DEFAULT PROVISIONS THAT WOULD RESULT IN INCREASED DILUTION IF WE BREACH OUR OBLIGATIONS TO MAKE PAYMENTS UNDER THOSE INSTRUMENTS.

In 2003 and 2004, we completed several financings with Laurus Master Fund Ltd. (“Laurus”) involving the sale of Series A-H Convertible Preferred Stock and the establishment of a revolving Convertible Note. In 2003 and 2004, all of the Series A-D Convertible Preferred Stock were converted to shares of Common Stock. The conversion prices of the Convertible Note and the outstanding Series E-H Preferred Stock and the exercise prices of the Warrants held by Laurus are fixed, subject to adjustment only upon the default by us in our obligations under those instruments. As of February 1, 2005, no amounts were presently outstanding under the Convertible Note, but we are entitled to borrow up to $3 million under the Convertible Note from time to time based on the level of our eligible receivables. In the event of a default by us in the payment of principal and interest under the Convertible Note issued to Laurus or in the payment of the redemption amounts under the Series E-H Convertible Preferred Stock issued to Laurus, and after a required notice period during which we would have an opportunity to cure such default and the failure to cure such default, the fixed conversion prices of the Convertible Note and Preferred Stock will adjust to 80% of the average of the three lowest closing prices for our Common Stock during the 30 day period prior to a post-default conversion. The conversion price of the Convertible Note is $2.85 per share and the conversion price for each of the Series E-H Preferred Stock is $2.00 per share. In the event of such a default, you could, therefore, experience substantial dilution of your investment as a result of the conversion of our outstanding derivative securities

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY. AS A RESULT, WE MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS AND INVESTORS, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

Our quarterly revenues and operating results have fluctuated in the past and may continue to vary from quarter to quarter due to a number of factors, including the risk factors set forth in this section. If our operating results do not meet the expectations of securities analysts or investors, our stock price may decline.

IF OUR PRODUCT DEVELOPMENT PROGRAMS ARE NOT SUCCESSFUL, IT WILL HARM OUR BUSINESS.

The development of sophisticated laser-based systems and sensors, such as our BioSentry, X-ray Microscope and our X-ray Nano Probe products, is a lengthy and capital intensive process and is subject to unforeseen risks, delays, problems and costs. We have had limited success in past product development efforts, including achieving market acceptance of our Collimated Plasma Lithography (CPL) products and our efforts to establish a standard semiconductor products business. We cannot assure you that we will be able to successfully develop our new products, or that unanticipated technical or other problems will not occur which would result in delays in our development programs.

Achieving market acceptance for our new products requires a significant effort to convince customers to adopt our products and technologies over other alternative products and technologies. In the case of each of our new product development efforts, this requires demonstrating that our products have superior performance to the alternative products and technologies and are more cost-effective. In addition to the expenditures required to complete and commercialize these products, this will require substantial technical, marketing and sales efforts and the expenditure of significant funds to create customer awareness of and demand for our products. We cannot assure you that our new products will achieve significant market acceptance in the future or will result in significantly increased levels of revenues.

WE DEPEND ON THIRD PARTY SUPPLIERS OF VARIOUS COMPONENTS FOR OUR EQUIPMENT BUSINESSES AND OUR BUSINESS WILL BE HARMED IF THE SUPPLY OF KEY COMPONENTS IS INTERRUPTED OR DISCONTINUED.

Our Research and Vermont Operations and our Sensor Systems Group (BioSentry) are dependent on third party suppliers for components used in the development and manufacture of our products. If certain key components are delayed or unavailable, we might have to reengineer our products, resulting in delays and increased costs, or we may have to pay other suppliers more to obtain those components, which could adversely affect our business. In addition, our cost models contemplate that multiple suppliers and greater volume purchases will bring down the manufacturing costs to make our new systems more competitively priced.

Although we anticipate having multiple sources of supply for the components used in our future production systems, there are no assurances that additional suppliers will materialize. In particular, our X-ray Microscope and X-Ray Nano Probe products require certain X-ray optics called zone plates that are difficult and expensive to manufacture. We have identified suppliers of zone plates and have also initiated an effort to manufacture zone plates in-house. If we cannot obtain these zone plates when needed at an acceptable cost, then we will need to rely on other optics, which would involve additional re-engineering and related delays and additional costs which could adversely affect our business. Our BioSentry product development effort also relies on certain complex optics, such as a holographic optical element. If we cannot obtain these optics when needed at an acceptable cost, then we may have to redesign the product, which would involve additional re-engineering and related delays and additional costs which could adversely affect our business.

THE SUCCESS OF OUR BUSINESS IS DEPENDENT ON OUR ABILITY TO COMPETE EFFECTIVELY, PARTICULARLY AGAINST LARGER, MORE ESTABLISHED COMPANIES WITH GREATER RESOURCES.

The markets for our products are highly competitive and are characterized by rapid technological change and evolving industry standards. For example, although we are not aware of any products in the market for detecting and classifying microorganisms similar to our BioSentry product, water utilities and other water industry customers currently employ other products and technologies, such as filters and ultraviolet disinfection systems, to remove or neutralize microorganisms from the water supply. Our X-ray Microscope and X-ray Nano Probe products provide alternative “soft” X-rays for the microscopy and materials processing markets. Currently, the intended users of soft x-rays must pay for time on large synchrotrons to perform their intended processes. Alternatively, for biological experimentation, other technologies are available, such as transmission electron microscopy, to perform the types of analyses performed by our new X-ray Microscope product. While we believe that our new X-ray products will provide certain functions that the current competitive products and technologies cannot provide (e.g., lower capital and operating expense; more rapid performance), there is a risk that our intended customers may not view these benefits as outweighing the features of established products and technologies (which include better resolution in the case of transmission electron microscopes or lower costs in the case of optical microscopes).

Further development by others of new or improved products, processes or technologies may make our products obsolete or less competitive. Our ability to compete is dependent on our ability to continually enhance and improve our products and to successfully develop and market new products. Many of our competitors have greater financial, managerial and technical resources than we have. We cannot assure you that we will successfully differentiate ourselves from our competitors, that the relevant markets will consider our products to be superior to our competitors’ products or that we will be able to adapt to evolving markets and technologies, develop new products or achieve and maintain technological advantages.

WE HAVE RELIED ON FUNDING FROM THE U.S. DEPARTMENT OF DEFENSE FOR A SIGNIFICANT PORTION OF OUR RESEARCH AND DEVELOPMENT ACTIVITIES IN THE PAST AND EXPECT SIGNIFICANTLY LESS FUNDING OF OUR NEW PRODUCT DEVELOPMENTS FROM THE GOVERNMENT.

To date, our CPL development program has received in excess of $62 million in funding under DARPA contracts over the past 10 years, with $3.6 million and $3.7 million received in 2003 and 2004, respectively. Through the end of 2005, we expect that over 90 percent of our revenues will be derived as the prime contractor or subcontractor for government contracts. One of the contracts is issued to our Research Division by the U.S. Army Research Laboratory sponsored by DARPA for further development of our CPL system (DARPA Contract). In February, 2005, we received the last $3.5 million in funding under the DARPA Contract. No further program funding related to the DARPA Contract is included in the United States Government’s fiscal year 2005 budget and we expect no further funding under this contract after the receipt of the remaining $3.5 million. We continue to receive funding from the Government under a separate DARPA/NAVAIR contract for the fabrication of certain X-ray optics, including zone plate optics, to be used in our X-ray Microscope and X-ray Nano Probe product development programs.

In addition, the technology services business of our Microelectronics Division, which performs services for a U.S. Government semiconductor fabrication facility, has received contract funding from a major defense contractor.

The DOD’s overall budget, and our participation therein, are subject to reduction based upon a number of factors, including general budgetary constraints, shifting priorities of the specific governmental agency which sponsors the funding and our own performance under our contracts with the Government. We do not expect to receive funding from government sources at similar levels in the future. The Company is relying on the sale of its new products in 2006 and beyond, together with financing transactions to support continued product development and operations. To the extent we continue to invest in product development, these expenditures will increase our losses accordingly.

IF WE LOSE KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL, HIGHLY SKILLED PERSONNEL REQUIRED FOR THE EXPANSION OF OUR ACTIVITIES, OUR BUSINESS WILL SUFFER.

Our success is substantially dependent on the efforts of certain key personnel. In particular, our new X-ray-based product development efforts rely on the skill of several key laser and laser plasma scientists and engineers and our BioSentry product development effort relies on the skills of several key technical personnel in the areas of scattered-light-based detection systems, algorithms used to interpret the results of scattered light and microorganism morphology, as well as personnel experienced in the water industry. The loss of such key personnel would adversely affect our business and prospects. In such event, we cannot assure you that we would be able to employ qualified persons on terms favorable to us. In seeking and retaining qualified personnel, we are required to compete with companies having greater financial and other resources than we have. Since our future success is dependent upon our ability to retain or attract qualified personnel, our failure to do so could have an adverse impact on our business.

ASSERTING, DEFENDING AND MAINTAINING INTELLECTUAL PROPERTY RIGHTS IS DIFFICULT AND COSTLY AND THE FAILURE TO DO SO COULD HARM OUR ABILITY TO COMPETE AND THE RESULTS OF OUR OPERATIONS.

We rely, to a significant extent, on patents, trade secrets and confidentiality agreements to protect our proprietary technology. We cannot assure you as to the breadth or degree of protection which existing or future patents, if any, may afford us, or that patents will not be circumvented or invalidated, or that our products do not and will not infringe on patents or violate proprietary rights of others. In the event a patent infringement claim is asserted against us, or we are required to enforce our rights under an issued patent, the cost of such actions may be very high, whether or not we are successful. While we are unable to predict what such costs, if any, will be if we are obligated to pursue patent litigation, our ability to fund our operations and to pursue our business goals may be substantially impaired.

Our BioSentry™ product uses scattered light to detect particles in fluids. This field is the subject of substantial patent activity. We recently entered into License Agreements with PointSource Technologies, The LXT Group and NASA, covering the license of technologies related to the BioSentry product area. Although JMAR believes that the patents and technology licensed from PointSource, LXT and NASA, as well as the technology that we have developed in-house, provide adequate coverage for our current BioSentry product, we can give you no assurances that the technologies that we want or need to use in the future in this field may not infringe on the patents or proprietary rights of others. If we need to use technologies owned by third parties in connection with our BioSentry products and cannot license them on reasonable terms, our ability to develop, manufacture and commercialize our BioSentry products will be adversely impacted, which would adversely affect our business and our stock price.

IF OUR OUTSTANDING OPTIONS AND WARRANTS ARE EXERCISED AND IF OUR PREFERRED STOCK IS CONVERTED IT WILL RESULT IN SUBSTANTIAL DILUTION.

As of February 7, 2005, we had outstanding 35,122,542 shares of Common Stock, substantially all of which are freely tradable without restriction or further registration under the Securities Act. Affiliates may sell the shares they own pursuant to Rule 144, subject to certain notice filing and volume limitations.

As of February 7, 2005, there were approximately 6,838,651 million shares of Common Stock subject to issuance upon exercise of outstanding options and warrants, including (i) warrants for a total of 1,440,000 shares issued to Laurus in connection with the issuance of our Convertible Note andour Series A-H Preferred Stock in 2003 and 2004, (ii) warrants for a total of 1,209,679 shares issued to the investors (including Laurus) in the February, 2005 offering, (iii) warrants for 108,871 shares issued to Source Capital Group, Inc. in connection with the February, 2005 offering, and (iv) warrants for a total of 333,333 shares issued to the affiliates PointSource in connection with the execution of a License Agreement in February, 2005.

In February, 2005, our Series E-H Preferred Stock instruments were amended to, among other things, reduce the conversion prices to $2.00 per shares. Subject to a contractual limitation on total beneficial ownership by Laurus to 4.99% of our Common Stock, the Preferred Stock is convertible into 4,425,000 shares of Common Stock. In addition, although no amounts are currently outstanding under the Convertible Note, subject to the same 4.99% ownership limitation, up to $3 million of indebtedness may be borrowed under the Convertible Note at any time (based on the level of eligible receivables) and may be converted to Common Stock at a conversion price of $2.85 per share.

The investors in the February, 2005 offering were granted the right to purchase up to 30% of certain future offerings of our securities on the same terms as are offered in such future offerings. This right will continue until February, 2007. In connection with the PointSource License Agreement, the PointSource Investors were granted the right to purchase approximately 1.66% of certain completed offerings of our securities on the same terms as were offered in such future offerings. This right must be exercised within 20 days after we give notice to the PointSource Investors of the completion of a securities offering. This right continues until July, 2006. As a result of the completion of the February 2005 Offering, the PointSource Investors have the right to purchase a total of 53,548 shares of Common Stock (“Additional Shares”) and Warrants to purchase 20,081 shares with an exercise price of $1.73 per share (“Additional Warrants”) for a total purchase price of $66,400. Certain of the PointSource Shares and all of the Additional Shares, PointSource Warrants and Additional Warrants were subsequently assigned to affiliates of PointSource.

To the extent that outstanding options, warrants and other purchase rights are exercised prior to their expiration dates, additional funds will be paid into us at the expense of dilution to the interests of our stockholders. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options and warrants and other securities can be expected to exercise or convert them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such securities. The sale of the shares issued upon exercise of our outstanding warrants and options and conversion of our Convertible Notes could adversely affect the market price of our Common Stock.

IF PRODUCT LIABILITY CLAIMS ARE BROUGHT WHICH EXCEED OUR LIABILITY INSURANCE LIMITS OUR BUSINESS WOULD BE HARMED.

We may be exposed to potential product liability claims arising out of the use of our products. Although we maintain product liability insurance on our current products, we cannot assure you that such insurance will be sufficient to cover potential claims or that the present level of coverage will be available in the future at a reasonable cost. A partially or completely uninsured successful claim against us could have a material adverse affect on our business. There can be no assurance that as we complete the commercialization and introduction of new products that insurance will be available on economically favorable terms or in amounts adequate to cover the risks associated with these new products.

WE DO NOT PRESENTLY INTEND TO PAY CASH DIVIDENDS TO OUR SHAREHOLDERS.

We have never paid cash dividends and intend, for the foreseeable future, to retain our earnings, if any, to finance our business. Future dividend policy will depend on our earnings, capital requirements, financial condition, debt covenants and other factors considered relevant by our Board of Directors.

OUR ABILITY TO USE OUR ENTIRE NET OPERATING LOSS CARRYFORWARD IS LIMITED BY PRIOR CHANGES IN OWNERSHIP AND MAY BE FURTHER LIMITED IN THE FUTURE.

We have federal net operating loss carryforwards of in excess of $50 million. These NOLs expire incrementally through 2022. Realization of future tax benefits from utilization of our net operating loss carryforwards for income tax purposes is limited by changes in ownership in 1990, 1992 and 1993. Of the total NOLs, annual limitations of $695,000 apply to approximately $4.3 million of the NOLs and the balance is not subject to these annual limitations. In addition, the net operating losses of acquired companies are also subject to separate change of ownership limitations. Due to our taxable losses in the past several years, we have been unable to take advantage of the benefits of these NOLs. The realization of the benefits of these NOLs is dependent upon our recognition of taxable income in the future prior to the expiration of the NOLs.

IF WE ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN THE COMMON STOCK, IT COULD RESULT IN THE DECREASE IN MARKET PRICE OF THE COMMON STOCK AND COULD DELAY OR PREVENT A CHANGE IN CONTROL OF US.

Our Board of Directors is authorized to issue up to 5,000,000 shares of Preferred Stock, of which 885,000 shares of Series E-H Preferred Stock were outstanding as of February 1, 2005. As a result of prior issuances of a total of 1,450,000 shares of Preferred Stock that were subsequently converted into Common Stock, a total of 2,665,000 shares of Preferred Stock are available for issuance in the future. Our Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of Preferred Stock. The issuance of any shares of Preferred Stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. Holders of Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of Preferred Stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock.